                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (333-75849) of Oxford Automotive, Inc. of our report dated March 31, 1999 relating to the financial statements of Cofimeta S.A. and its subsidiaries as of and for the nine months ended September 30, 1998 and as of and for the years ended December 31, 1997 and 1996, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Coopers & Lybrand Audit
Paris, France
April 26, 1999